UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2012

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On August 1, 2012, ARMOUR Residential REIT, Inc. (the “Company”) issued a press release announcing its financial results for the second fiscal quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.

Other Items.

Currently, the Company has not designated a lead independent director and executive sessions of the Board of Directors are presided over by the Chairmen of the Committees of the Board of Directors, which consists of the Chairmen of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, having authority over the subject matter discussed at the executive session, as appropriate. For example, if the subject matter discussed at the executive session involves the Company’s financial information, then the Chairman of the Audit Committee would preside over the session. The Chairmen of the Committees of the Board of Directors are currently the following directors: Stewart J. Paperin, Chairman of the Audit Committee, John P. Hollihan, III, Chairman of the Compensation Committee, and Robert C. Hain, Chairman of the Nominating and Corporate Governance Committee.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of ARMOUR Residential REIT, Inc., dated August 1, 2012, regarding results of operations for the second fiscal quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2012

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, Chief Financial Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description
99.1	Press release of ARMOUR Residential REIT, Inc., dated August 1, 2012, regarding results of operations for the second fiscal quarter ended June 30, 2012.